UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

BiomX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	74140003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2025, BiomX Inc. (the “Company”) held a special meeting of stockholders of the Company (the “Special Meeting”). A total of 16,824,049 shares of the Company’s Common Stock were present in person or represented by proxy at the Special Meeting. At the Special Meeting, stockholders voted in favor of the following items of business:

Proposal No. 1-Issuance Proposal

The Company’s stockholders voted to approve the exercise of certain warrants into shares of common stock of the Company, par value $0.0001 per share, in accordance with Section 713 of the NYSE American LLC Listed Company Guide, previously issued in private placements (i) pursuant to that certain Securities Purchase Agreement, dated February 25, 2025, by and among the Company and the investors signatory thereto and (ii) pursuant to that certain Inducement Letter, dated February 25, 2025, by and among the Company and the holders signatory thereto.

Voted For	Voted Against	Abstain	Broker Non-Votes
16,069,898	29,372	18,428	0

Proposal No. 2-Adjournment Proposal

The Company’s stockholders voted to approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposal 1.

Voted For	Voted Against	Abstain	Broker Non-Votes
16,784,878	29,325	9,846	0

No adjournment of the Special Meeting was necessary. The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2025	BiomX Inc.

	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer